Exhibit 4.1

EXECUTION COPY

AMERICAN MEDIA, INC.

STOCKHOLDERS’ AGREEMENT

DATED AS OF DECEMBER 22, 2010

TABLE OF CONTENTS

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION	1

1.1 Definitions	1

1.2 Rules of Construction	12

ARTICLE II ISSUANCES AND TRANSFERS OF SECURITIES	12

2.1 Issuances and Transfers of Securities	12

2.2 Right of First Offer	13

2.3 [RESERVED.]	14

2.4 Co-Sale Rights	15

2.5 Drag Along Right	16

2.6 Minority Transfer Restrictions	17

2.7 Certain Affiliate Transactions	18

ARTICLE III APPROVAL RIGHTS	19

3.1 Rights Offering	19

3.2 Mandatory Redemption of Common Stock	20

3.3 Redemption Procedures	20

3.4 Reduction of Directors	22

3.5 Rights Offering Voting	22

ARTICLE IV BOARD OF DIRECTORS	22

4.1 Election of Directors; Voting	22

ARTICLE V D&O INSURANCE	25

5.1 D&O Insurance	25

ARTICLE VI REGISTRATION RIGHTS	25

6.1 Required Registration	25

6.2 Piggyback Registration	27

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6.3 Registrations on Form S-3	28

6.4 Holdback Agreement	28

6.5 Preparation and Filing	29

6.6 Expenses	31

6.7 Indemnification	32

6.8 Underwriting Agreement	34

6.9 Information by Holder; Use of Prospectus	35

6.10 Exchange Act Compliance	35

ARTICLE VII CONFIDENTIALITY; INFORMATION RIGHTS; ACCESS TO INFORMATION	35

7.1 Confidentiality	35

7.2 Information Rights	35

ARTICLE VIII LEGENDS AND COMPLIANCE WITH SECURITIES LAWS	36

8.1 Restrictions on Transfer	36

8.2 Restrictive Legends	37

8.3 Additional Legend	38

8.4 Limit on Number of Stockholders	39

ARTICLE IX AMENDMENT AND WAIVER	40

9.1 Amendment	40

9.2 Waiver	40

ARTICLE X TERMINATION	41

ARTICLE XI MISCELLANEOUS	41

11.1 Severability	41

11.2 Entire Agreement	41

11.3 Independence of Agreements and Covenants	42

11.4 Successors and Assigns	42

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11.5 Counterparts; Facsimile Signatures; Validity	42

11.6 Remedies	42

11.7 Notices	43

11.8 Governing Law; Jurisdiction	43

11.9 Waiver of Jury Trial	44

11.10 Further Assurances	44

11.11 Third Party Reliance	44

11.12 Termination of Prior Stockholders Agreement	45

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STOCKHOLDERS’ AGREEMENT dated as of December 22, 2010 (as amended, modified, supplemented or restated from time to time, this “Agreement”), among American Media, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company receiving Common Stock (as defined below) pursuant to the Plan (as defined below) and any other Persons that become a party to this Agreement in accordance with its terms.

WHEREAS, in connection with the financial restructuring of the Company and American Media Operations, Inc. (“AMOI”), AMOI has merged with and into the Company on the Effective Date (as defined below) and has issued common stock, par value $0.0001 per share (the “Common Stock”), to all of the holders of the Existing Notes and the Backstop Parties (each as defined below), pursuant to the Plan;

WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of ownership of its equity securities and the rights of certain holders thereof; and

WHEREAS, pursuant to the terms of the Plan, all of the Stockholders are bound by the transfer restrictions and other obligations set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as set forth herein.

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below.

“2011 Notes” means the 8 7/8% notes issued by AMOI pursuant to the 2011 Notes Indenture.

“2011 Notes Indenture” means that certain Indenture, dated as of January 23, 2003 among AMOI, HSBC Bank USA, National Association and other parties thereto, as well as any guarantees and other documents entered in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, or refinancings thereof.

“2013 Notes” means 14% Senior Subordinated Notes issued by AMOI pursuant to the 2013 Notes Indenture.

“2013 Notes Indenture” means the Indenture, dated as of January 30, 2009, among American Media Operations, Inc., the note guarantors listed on the signature pages thereto, and Wilmington Trust FSB, as trustee, providing for the issuance of the Company’s 14% Senior Subordinated Notes due 2013, and any amendments, supplements, modifications, extensions, renewals, restatements, or refinancings thereof.

“Adjusted Percentage Ownership” means, with respect to any Stockholder, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock held by such Stockholder together with its Affiliates and the denominator of which is the total number of shares of Common Stock issued and outstanding at the time of determination held by all Stockholders (excluding, from each of the numerator and the denominator above, any options, warrants, convertible debt obligations or similar Securities, and all Equity Incentive Shares).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person and/or one or more Affiliates thereof.

“Agreement” has the meaning ascribed to it in the preamble.

“AMOI” has the meaning ascribed to it in the recitals.

“Alternative Majority Consent” means the consent of (i) any two (A) the Angelo Gordon Stockholders, (B) the Avenue Stockholders and (C) the Capital Research Stockholders and (ii) Holders of at least 67% of the Total Ownership Percentage; provided that if the Total Ownership Percentage of any of the Angelo Gordon Stockholders, the Avenue Stockholders or the Capital Research Stockholders is less than ten percent (10%), then Alternative Majority Consent shall mean the approval of Holders of at least 67% of the Total Ownership Percentage regardless of whether the Angelo Gordon Stockholders, the Avenue Stockholders or the Capital Research Stockholders are among the Holders that have consented; and provided further that if the Total Ownership Percentage of any of the Angelo Gordon Stockholders, the Avenue Stockholders or the Capital Research Stockholders is less than ten percent (10%), but the Total Ownership Percentage of the Credit Suisse Stockholders is more than ten percent (10%), then the Credit Suisse Stockholders shall be substituted in this definition in lieu of the first of the Angelo Gordon Stockholders, Avenue Stockholders or Capital Research Stockholders, to hold less than ten percent (10%) of the Total Ownership Percentage.

“Angelo Gordon Stockholders” means, collectively, AG CNG Fund, L.P., AG MM, L.P., PHS Bay Colony Fund, L.P., AGCR V Master Account LP, AG Capital Recovery Partners VI, L.P., AG Eleven Partners, L.P., GAM Arbitrage Investments Inc., AG Garden Partners, L.P., AG Super Fund International Partners, L.P., Nutmeg Partners, L.P., PHS Patriot Fund, L.P., AG Princess, L.P., AG Super Fund, L.P. and their respective Affiliates, in each case, only with respect to each such Person for so long as such Person owns or holds a beneficial interest in Stockholder Shares and has not received such Stockholder Shares in violation of the terms of this Agreement.

“Approved Sale” means a Transfer which would result in the Sale of the Company pursuant to which the Dragging Stockholders compel the other Stockholders to Transfer Stockholder Shares in accordance with Section 2.5.

“Approved Sale Notice” has the meaning ascribed to it in Section 2.5(b).

“Avenue Stockholders” means, collectively, Avenue Investments, L.P., Avenue – CDP Global Opportunities Fund, L.P., Avenue International Master, L.P., Avenue Special Situations Fund IV, L.P., Avenue Special Situations Fund V, L.P. and their respective Affiliates, in each case, only with respect to each such Person for so long as such Person owns or holds a beneficial interest in Stockholder Shares and has not received such Stockholder Shares in violation of the terms of this Agreement.

“Backstop Parties” means Angelo Gordon Stockholders and Avenue Stockholders.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are not required by law to be open in New York, New York.

“By-laws” means the by-laws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

“Capital Research Stockholders” means, collectively, American High-Income Trust, The Bond Fund of America, Inc., The Income Fund of America, Inc., American Funds Insurance Series – Asset Allocation, American Funds Insurance Series – Bond Fund, American Funds Insurance Series – Global Bond Fund, American Funds Insurance Series – High-Income Bond Fund, Capital World Bond Fund, Inc., Qualcom Incorporated, Capital Guardian US High Yield Fixed Income Master Fund, CIF Global High Income Opportunities, Capital Guardian Global High Income Opportunities Fund and their respective Affiliates, in each case, only with respect to each such Person for so long as such Person owns or holds a beneficial interest in Stockholder Shares and has not received such Stockholder Shares in violation of the terms of this Agreement.

“Certificate” means the amended and restated certificate of incorporation of the Company, as amended, modified, supplemented or restated and in effect from time to time, including any certificates of designation, correction or amendment filed with the Secretary of State of the State of Delaware pursuant to the terms thereof.

“Commission” means the Securities and Exchange Commission and any other Governmental Authority at the time administering the Securities Act.

“Committee Holder” means each of the Avenue Stockholders, the Angelo Gordon Stockholders, the Credit Suisse Stockholders, and the Capital Research Stockholders.

“Common Stock” has the meaning ascribed to it in the recitals.

“Company” has the meaning ascribed to it in the preamble.

“Company Board” means the board of directors of the Company.

“Control” means, (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting Securities, by contract or otherwise.

“Control Transaction” has the meaning ascribed to it in Section 2.6(a).

“Control Transaction Notice” has the meaning ascribed to it in Section 2.6(a).

“Counterparty” has the meaning ascribed to it in Section 2.2 (f).

“Counterparty Excluded Information” has the meaning ascribed to it in Section 2.2 (f).

“Co-Sale/Drag Sale Percentage” means, with respect to any Stockholder, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock proposed to be sold by Stockholders initiating a Transfer with respect to which co-sale rights under Section 2.4 or a requirement to sell under Section 2.5 apply and the denominator or which is the total number of shares of Common Stock held by such initiating Stockholders (excluding, from each of the numerator and the denominator above, any options, warrants, convertible debt obligations or similar Securities, and all Equity Incentive Shares).

“Co-Sale Notice” has the meaning ascribed to it in Section 2.4(a).

“Co-Sale Participant” means, as determined from time to time, (a) each Stockholder (other than a Transferring Stockholder) who is a Committee Holder as of the time of determination and (b) if such Transfer would result in a Sale of the Company, then all Stockholders.

“Credit Suisse Stockholders” means, collectively, Credit Suisse Securities (USA) LLC and its Affiliates, in each case, only with respect to each such Person for so long as such Person owns or holds a beneficial interest in Stockholder Shares and has not received such Stockholder Shares in violation of the terms of this Agreement.

“Cumulative Free Cash Flow” has the meaning ascribed to it in Section 3.2(a).

“Demand Registration Request” has the meaning ascribed to it in Section 6.1(a).

“Dragged Stockholder” has the meaning ascribed to it in Section 2.5(a).

“Dragging Stockholders” has the meaning ascribed to it in Section 2.5(a).

“EBITDA” has the meaning ascribed to it in Section 3.2(c)(ii).

“Effective Date” means [    ], 2010.

“Eligible Information Recipient” has the meaning ascribed to it in Section 7.2(a).

“Eligible Stockholder” means, as determined from time to time, a Stockholder who is an “accredited investor” as such term is defined in Rule 501 of the Securities Act and who is a Committee Holder.

“Equity Incentive Plan” means, collectively, any plan or agreement established, or entered into, by the Company for the purposes of issuing Securities to any employee, officer, consultant or director of the Company or its Subsidiaries as compensation.

“Equity Incentive Shares” means Stockholder Shares issued pursuant to, or acquired in connection with, the terms of any Equity Incentive Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor Federal statute then in force, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Excluded Securities” means the following Securities issued by the Company at any time:

(a) Securities issued pursuant to any Equity Incentive Plan;

(b) Securities issued in connection with a debt financing by the Company or its Subsidiaries;

(c) Securities issued as a stock dividend or distribution or upon any stock split, reclassification, recapitalization or other subdivision or combination of Securities;

(d) Securities issued upon the exercise, conversion or exchange of any options, warrants or any other derivative Securities of the Company issued in compliance with (or not otherwise in violation of) Section 3.1;

(e) Securities issued in connection with (i) the funding of an acquisition (whether by stock sale, merger, recapitalization, asset purchase or otherwise) of another Person (or portion thereof), or (ii) an Approved Sale; and

(f) Securities issued by the Company in an Initial Public Offering.

“Existing Notes” means each of the 2013 and 2011 Notes.

“Fair Market Value” means, with respect to the Stockholder Shares, the price that would be negotiated, in an arms length, free market transaction, for cash between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction and without giving effect to any minority or liquidity discounts. For the purposes of Section 2.6, “Fair Market Value” shall be determined by an independent investment bank mutually selected by the Company Board and a majority of those Stockholders not participating directly or indirectly in the Control Transaction. The independent investment bank shall deliver its calculation of Fair Market Value to the Company and the participating Stockholders within 30 days of its appointment and its fees and expenses shall be paid by the Company.

“First Threshold Date” has the meaning ascribed to it in Section 4.1(c)(ii).

“Form S-1”, “Form S-3” “Form S-4” or “Form S-8” means a Registration Statement on Form S-1, a Registration Statement on Form S-4, a Registration Statement on Form S-4 or a Registration Statement on Form S-8, as appropriate, under the Securities Act or any successor forms thereto.

“Free Cash Flow” has the meaning ascribed to it in Section 3.2(c)(i).

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a Federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Information” has the meaning ascribed to it in Section 6.5(i).

“Information Restrictions” has the meaning ascribed to it in Section 7.2(a).

“Initial Public Offering” means the first underwritten Public Offering.

“Inspectors” has the meaning ascribed to it in Section 6.5(i).

“Insurance Amount” has the meaning ascribed to it in Section 5.1.

“Joinder Agreement” has the meaning ascribed to it in Section 2.1(b).

“Majority Committee Holder Designated Director” has the meaning ascribed to it in Section 4.1(c).

“Majority Requisite Consent” means, at the time of determination, the approval of the Angelo Gordon Stockholders, the Avenue Stockholders and the Capital Research Stockholders; provided that if the Total Ownership Percentage of any of the Angelo Gordon Stockholders, the Avenue Stockholders and the Capital Research Stockholders is less than ten percent (10%), then Majority Requisite Consent shall mean the consent of the two remaining holders; provided further that if the Total Ownership Percentage of any two of (A) the Angelo Gordon Stockholders, (B) the Avenue Stockholders and (C) the Capital Research Stockholders is less than ten percent (10%), then Majority Requisite Consent shall mean the approval of holders of at least 67% of the Total Ownership Percentage regardless of whether the Angelo Gordon Stockholders, the Avenue Stockholders or the Capital Research Stockholders are among the Holders that have consented; provided, however, that if the Total Ownership Percentage of any of the Angelo Gordon Stockholders, the Avenue Stockholders and or the Capital Research Stockholders is less than ten percent (10%), but the Total Ownership Percentage of the Credit Suisse Stockholders is more than ten percent (10%), then the Credit Suisse Stockholders shall be substituted in this definition in lieu of the first of Angelo Gordon Stockholders, Avenue Stockholders or Capital Research Stockholders, to hold less than ten percent (10%) of the Total Ownership Percentage.

“Management Director” has the meaning ascribed to it in Section 4.1(b)(i).

“Management Stockholders” means each employee or officer of the Company or its Subsidiaries and any respective Permitted Family Transferee who owns or holds a beneficial interest in Stockholder Shares and is a signatory hereto from time to time (including any other employee or officer of the Company or its Subsidiaries who hereafter becomes a party to this Agreement pursuant to a Joinder Agreement entered into in accordance with Section 2.1(b)), whether acquired through the Equity Incentive Plan or otherwise, in each case, only for so long as such Person owns or holds a beneficial interest in Stockholder Shares and has not received such Stockholder Shares in violation of the terms of this Agreement. Any Person who is a “Management Stockholder” shall continue to be a Management Stockholder following such Person’s termination of employment with the Company or its Subsidiaries if such Person continues to own Stockholder Shares following such termination of employment.

“New First Lien Indenture” means the Indenture, dated as of December 1, 2010, by and between AMO Escrow Corporation and Wilmington Trust FSB, as trustee and collateral agent, as well as any guarantees and other documents entered in connection therewith and any amendments, supplements, modifications, extensions, renewals, restatements, or refinancings thereof.

“Offer Final Notice” has the meaning ascribed to in Section 2.2(b).

“Offer Period” has the meaning ascribed to in Section 2.2(b).

“Offer to Purchase” has the meaning ascribed to it in Section 2.2(b).

“Offered Shares” has the meaning ascribed to it in Section 2.2(a).

“Other Shares” means, at any time, those shares of Common Stock which do not constitute Registrable Shares or Primary Shares.

“Participating Stockholder” has the meaning ascribed to it in Section 2.6(a).

“Permitted Family Transferee” means, with respect to a Stockholder who is a natural Person, (a) the spouse or any lineal descendant (including any descendant by adoption) of such Stockholder, (b) any trust solely for the benefit of such Stockholder or the spouse or any lineal descendant (including any descendant by adoption) of such Stockholder, or (c) a family trust or partnership established solely for the benefit of such Stockholder or such Stockholder’s spouse or any lineal descendant (including any descendant by adoption) for estate planning purposes, provided such trust, family trust or partnership remains under the Control of such Stockholder prior to such Stockholder’s death or disability, but, in each case, only to the extent that such Transferee agrees to execute a Joinder Agreement and be bound by this Agreement.

“Permitted Holders” means (i) Angelo, Gordon & Co., L.P., (ii) Avenue Capital Management II, L.P., (iii) Capital Research and Management Company, Capital Guardian Trust Company and Capital International, Inc., (iv) Credit Suisse Securities (USA) LLC, (v) any Permitted Parent, (vi) any group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act or any successor provision) of which any of the Permitted Holders specified in clauses (i)-(iv) are members, and (vii) the respective Affiliates of each of the foregoing; provided that in the case of any group specified in clause (vi) above, without giving effect to such group, Permitted Holders specified in clauses (i)-(iv) and their respective Affiliates must collectively beneficially own a greater amount of the total voting power of the Voting Stock of AMI than the amount of the total voting power of the Voting Stock of AMI beneficially owned by any other member of such group.

“Permitted Parent” means any direct or indirect parent of the Company formed not in connection with, or in contemplation of, a transaction that, assuming such parent was not formed, after giving effect thereto would constitute a Sale of the Company.

“Permitted Transfer” means any Transfer of Stockholder Shares (a) to any Person (subject to the right of first offer set forth in Section 2.2 and the tag along rights set forth in Section 2.4), (b) pursuant to the exercise of tag along rights set forth in Section 2.4 or as required in connection with the exercise of drag-along rights as set forth in Section 2.5 or the exercise of put rights set forth in Section 2.6 or pursuant to a Transfer in connection with the exercise of registration rights set forth in Article VI, (c) if by a Stockholder who is not a natural Person, to an Affiliate of such Stockholder, or (d) if by a Stockholder who is a natural Person, to a Permitted Family Transferee of such Stockholder; provided that, in each case, such Transfer (taking into account any series of related transfers) (i) does not result in a violation of Article Fourth of the Certificate, (ii) does not result in a “Change of Control” as such term is defined in the Indenture and (iii) is otherwise completed in compliance with this Agreement.

“Person” shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

“Plan” means Company, AMOI and certain of its subsidiaries’ Amended Joint Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated December 15, 2010.

“Potential Majority Owner” has the meaning ascribed to it in Section 2.6(a).

“Primary Shares” means, at any time, the authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company.

“Prospective Seller” has the meaning ascribed to it in Section 2.6(a).

“Prospectus” means the prospectus included in any Registration Statement, including any amendment or prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Public Offering” means the closing of a public offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act (excluding any offering pursuant to Form S-8 or Form S-4 under the Securities Act or other publicly registered offering pursuant to the Securities Act pertaining to the issuance of equity securities or equity linked securities exercisable therefor under any Equity Incentive Plan).

“Put Notice” has the meaning ascribed to it in Section 2.6(a).

“Records” has the meaning ascribed to it in Section 6.5(i).

“Redemption” has the meaning ascribed to it in Section 3.2(b).

“Registrable Shares” means at any time, and with respect to any Stockholder, the shares of Common Stock held by, or issuable to, such Stockholder. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares (a) when an offering of such Registrable Shares has been registered under the Securities Act, the Registration Statement in connection therewith has been declared effective and such Registrable Shares have been disposed of pursuant to and in the manner described in such effective Registration Statement, (b) if eligible for sale without restriction under Rule 144 by the Holder of such Registrable Shares, (c) when such Registrable Shares shall be represented by certificates properly not bearing a legend restricting further Transfer under the Securities Act or (d) when such Registrable Shares have ceased to be outstanding.

“Registration Date” means the date upon which the Registration Statement filed by the Company to effect its Initial Public Offering shall have been declared effective by the Commission.

“Registration Expenses” has the meaning ascribed to it in Section 6.6.

“Registration Statement” means any registration statement of the Company that covers an offering of any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Representative” means with respect to a particular Person, its Affiliates and its and their respective directors, officers, employees, agents, consultants, advisors or other representative of such Person, including legal counsel, accountants and financial advisors.

“Restricted Securities” has the meaning ascribed to such term under “restricted securities” as defined in Rule 144(a)(3) under the Securities Act (or any successor rule).

“ROFO Offeree” means, as determined from time to time, each Stockholder and its Affiliates (other than a Transferring Stockholder) who is a Committee Holder.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“Sale Offer” has the meaning ascribed to it in Section 2.2(a).

“Sale of the Company” means the occurrence of any of the following:

(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, other than to a Permitted Holder or to a Person with respect to which the Permitted Holders have the right or ability, by voting power, contract or otherwise, to elect or designate for election a majority of the board of directors of such Person or any direct or indirect holding company of such Person;

(b) (i) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), other than the Permitted Holders, has become the “beneficial owner” (as defined in Rules 13d-3 of the Exchange Act, or any successor provision), by way of merger, consolidation or other business combination or purchase, of 50% or more of the total voting power of the Voting Stock of the Company or any direct or indirect parent company holding directly or indirectly 100% of the total voting power of the Voting Stock of the Company and (ii) the Permitted Holders do not have the right or ability, by voting power, contract or otherwise, to elect or designate for election a majority of the board of directors of the Company or such parent company; or

(c) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Sale Price” has the meaning ascribed to it in Section 2.2(a).

“Second Threshold Date” has the meaning ascribed to it in Section 4.1(c)(iii).

“Securities” means “securities” as defined in Section 2(a)(1) of the Securities Act and includes, with respect to any Person, such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Significant Committee Holder” has the meaning ascribed to it in Section 4.1(d).

“Significant Committee Holder Designated Director” has the meaning ascribed to it in Section 4.1(d).

“Special Designated Director” has the meaning ascribed to it in Section 4.1(b)(ii).

“Stockholders” means Persons (other than the Company), who are parties hereto, and shall include any other Person who hereafter becomes a party to this Agreement pursuant to a Joinder Agreement, in each case, only for so long as such Person owns or holds a beneficial interest in Stockholder Shares and has not received such Stockholder Shares in violation of the terms of this Agreement.

“Stockholders’ Counsel” has the meaning ascribed to it in Section 6.5(b).

“Stockholder Shares” means (a) any equity Securities of the Company (including the Common Stock) purchased or otherwise acquired by any Stockholder prior to, on or after the Effective Date and (b) any equity Securities issued or issuable directly or indirectly with respect to the Securities referred to in clause (a) above by way of conversion, exercise or exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization.

“Subsidiary” means, at any time, with respect to any Person (the “Subject Person”), any other Person of which either (a) fifty percent (50.0%) or more of the Securities or other interests entitled to vote in the election of directors or comparable governance bodies performing similar functions or (b) fifty percent (50.0%) or more of an interest in the profits or capital of such Person, in each case, are at the time owned or Controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person.

“Tag-Along Notice” has the meaning ascribed to it in Section 2.4(b).

“Third Party Sale” has the meaning ascribed to it in Section 2.2(d).

“Total Ownership Percentage” means, with respect to any Stockholder, or group of Stockholders, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock held by such Stockholder, or group of Stockholders, and the denominator of which is the total number of shares of Common Stock issued and outstanding at the time of determination (excluding, from each of the numerator and the denominator above, any options, warrants, convertible debt obligations or similar Securities and all Equity Incentive Shares).

“Transfer” of Securities shall be construed broadly and shall include any direct or indirect issuance (other than an issuance of Securities by the Company), sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include the sale or transfer of Stockholder Shares by any Stockholder to the Company or pursuant to any employment, option, subscription or restricted stock purchase agreement between the Company and such Stockholder or any plan relating to the foregoing.

“Transferee” means a Person acquiring or intending to acquire Stockholder Shares through a Transfer.

“Transferor” means a Stockholder Transferring or intending to Transfer Stockholder Shares.

“Transferring Stockholder” has the meaning ascribed to it in Section 2.2(a).

“Trust” means in an irrevocable trust with a bank or trust company organized and in good standing under the laws of the United States of America or any State thereof, doing business in the Borough of Manhattan, The City of New York and having capital and surplus of not less than $50,000,000 according to its last published statement of condition for the pro rata benefit of the holders thereof.

1.2 Rules of Construction

The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. In determining the number of Stockholder Shares held by any Stockholder as of the Effective Date, such Stockholder will be deemed to have then held the Stockholder Shares listed in stock register of the Company for such Stockholder as of the Effective Date. In determining whether any percentage thresholds hereunder are satisfied by a Stockholder, the holdings of each of the individual members of the groups comprising each of the Avenue Stockholders, the Angelo Gordon Stockholders, the Credit Suisse Stockholders and the Capital Research Stockholders shall be aggregated with the other members of such group.

ARTICLE II

ISSUANCES AND TRANSFERS OF SECURITIES

2.1 Issuances and Transfers of Securities

(a) The provisions in this Article II shall apply to all Stockholder Shares now owned by any Stockholder or hereafter acquired by any Person, including Stockholder Shares acquired by reason of original issuance, dividend, distribution, exchange, conversion and acquisition of outstanding Stockholder Shares from another Person, and such provisions shall apply to any Stockholder Shares obtained by a Stockholder upon the exercise, exchange or conversion of any option, warrant or other derivative Security (including Equity Incentive Shares).

(b) The Company shall not issue to any Person, nor register or permit to be registered in the stock books of the Company any Transfer of Stockholder Shares unless, as a condition to the issuance or Transfer of such Stockholder Shares, such Person, if not already a Stockholder, agrees to be bound by the terms of this Agreement as if such Person had executed this Agreement, upon which time such Person will become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement as a “Stockholder”. In furtherance of the foregoing, the Company may require any Person that is not already a Stockholder to execute and deliver a joinder agreement substantially in the form attached hereto as Exhibit A (a “Joinder Agreement”).

(c) No Stockholder shall Transfer any Stockholder Shares unless such Transfer is a Permitted Transfer.

(d) Any attempt not in compliance with this Agreement to make any Transfer of all or any portion of Stockholder Shares shall be null and void and of no force and effect, the purported Transferee shall have no rights or privileges in or with respect to the Company, and the Company shall not give any effect in the Company’s records to such attempted Transfer. In the case of a Transfer or attempted Transfer of any Stockholder Shares or other interest in the Company contrary to the provisions of the Agreement, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and each of the Stockholders from all Losses that such indemnified Persons may incur (including legal fees and expenses) in enforcing the provisions of this Agreement.

2.2 Right of First Offer

(a) No Stockholder shall Transfer any of its Stockholder Shares, unless such Stockholder proposing to Transfer such Stockholder Shares (the “Transferring Stockholder”) shall first have delivered a written offer (a “Sale Offer”) to the ROFO Offerees offering to Transfer to the ROFO Offerees the Transferring Stockholder’s Stockholder Shares identified in the Sale Offer (the “Offered Shares”) on the terms set forth therein. The Sale Offer shall specify (i) that such Transferring Stockholder desires to Transfer all or a portion of its Stockholder Shares (and the amount of such portion), (ii) the proposed sale price of the Offered Shares (the “Sale Price”) and (iii) any other material terms and conditions of the proposed Transfer. Upon delivery of a Sale Offer, such Sale Offer shall be irrevocable unless and until the right of first offer provided for herein shall have been waived by the each ROFO Offeree or shall have expired in accordance with the terms hereof.

(b) Within ten (10) Business Days following its receipt of a Sale Offer (the “Offer Period”), each ROFO Offeree shall have the right to deliver a written notice (the “Offer to Purchase”) to the Transferring Stockholder agreeing (i) to purchase the number of Offered Shares up to its Adjusted Percentage Ownership (excluding for the purposes of this calculation Stockholder Shares held by Stockholders who are not ROFO Offerees) of the total number or amount of Offered Shares and (ii) to offer to purchase up to its Adjusted Percentage Ownership (excluding for the purposes of this calculation Stockholder Shares held by Stockholders who are not ROFO Offerees) of the Offered Shares not subscribed for by ROFO Offerees (as further described below). Any Offered Shares not purchased by a ROFO Offeree shall be deemed to be re-offered to and accepted by the ROFO Offerees exercising their options specified in clause (ii) of the immediately preceding sentence with respect to the lesser of (x) the amount specified in their respective Offer to Purchase and (y) an amount equal to their respective Adjusted Percentage Ownership (excluding for the purposes of this calculation Stockholder Shares held by Stockholders who are not ROFO Offerees and those held by ROFO Offerees who have not exercised their option specified in clause (ii) of the immediately preceding sentence) with respect to such deemed re-offer. Such deemed re-offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (i) all of the Offered Shares are accepted by the ROFO Offerees or (ii) no ROFO Offeree desires to subscribe for more of the Offered Shares. The Transferring Stockholder shall notify (the “Offer Final Notice”) each ROFO Offeree within five (5) Business Days following the expiration of the Offer Period of the number of Offered Shares which such ROFO Offeree has agreed to purchase pursuant to the foregoing.

(c) Following receipt of an Offer to Purchase, the ROFO Offerees and the Transferring Stockholder shall consummate the transaction contemplated by the Sale Offer within thirty (30) days after receipt of the Offer Final Notice. At the closing of such Transfer, the ROFO Offerees and the Transferring Stockholder shall execute such documents as are otherwise necessary or appropriate to effectuate the Transfer.

(d) If no Offer to Purchase has been timely delivered under Section 2.2(b) or the ROFO Offerees have agreed to purchase less than all of the Offered Shares, the Transferring Stockholder shall be permitted to Transfer all, but not less than all, of the Offered Shares not subject to an Offer to Purchase on the terms and conditions set forth in the Sale Offer (a “Third Party Sale”), subject to compliance with Section 2.1(c) hereof; provided, that such Third Party Sale is consummated within sixty (60) days after the earlier to occur of (x) the waiver by all of ROFO Offerees of their option to purchase Offered Shares and (y) the expiration of the ten (10) Business Day period permitted for delivery of the Offer to Purchase; provided further that such sixty (60) day period shall be extended to the extent required to allow compliance with the time periods set forth in Section 2.4. If such Third Party Sale is not consummated within such sixty (60) day period (including any permitted extensions thereof) for any reason, then the restrictions provided for in this Section 2.2 shall again become effective, and no Transfer of Offered Shares may be made thereafter by the Transferring Stockholder without again offering the same to the ROFO Offerees in accordance with this Section 2.2.

(e) The restrictions set forth in this Section 2.2 shall not apply to any Transfer of Stockholder Shares (i) by a Stockholder (A) that is a natural person, to a Permitted Family Transferee of such Stockholder, or (B) that is not a natural Person, to an Affiliate of such Stockholder, or (ii) pursuant to Sections 2.4(c), 2.5 and 2.6.

(f) Each Stockholder acknowledges with respect to any purchase or sale of Offered Shares with any Committee Holder (or any of its Affiliates) that is entitled to designate one or more members of the Board of Directors (the “Counterparty”) that (i) no Counterparty has made any representation or warranty, express or implied, regarding the Company; and (ii) a Counterparty may have, or may come into possession of, information with respect to the Offered Shares, the Company or the Company’s Affiliates that may constitute material non-public information or information that is not known to such Stockholder and that may be material to a decision to the purchase or sale of Offered Shares (collectively, “Counterparty Excluded Information”), and that such Counterparty is not at liberty to disclose such information. A Counterparty shall have no liability to any Stockholder with respect to the nondisclosure of Counterparty Excluded Information. Such Stockholder irrevocably and unconditionally waives and releases the Counterparty and its Affiliates from all claims (whether for damages, rescission or any other relief), that it might have against the Counterparty whether under applicable securities laws or otherwise, with respect to the nondisclosure of Counterparty Excluded Information in connection with such purchase or sale transaction, and such Stockholder has agreed not to solicit or encourage, directly or indirectly, any other person to assert such a claim. Such Stockholder further confirms that it understands the significance of the foregoing waiver.

2.3 [RESERVED.]

2.4	Co-Sale Rights

(a) If at any time any Stockholder or group of Stockholders acting in concert propose to Transfer Stockholder Shares representing 5.0% or more of the then outstanding Common Stock in a transaction or series of related transactions to any Person (or group of Persons acting in concert) other than to their respective Affiliates or Permitted Family Transferees, as applicable, then at least ten (10) Business Days prior to the closing of such Transfer, the selling Stockholder(s) shall deliver a written notice (the “Co-Sale Notice”) to each Co-Sale Participant offering such Co-Sale Participant the option to participate in such proposed Transfer by Transferring the Co-Sale/Drag Sale Percentage of Stockholder Shares (excluding, other than in connection with the Sale of the Company, Equity Incentive Shares) held by each such Co-Sale Participant. Such Co-Sale Notice shall specify in reasonable detail the identity of the prospective Transferee, the terms and conditions of the Transfer and the class and amount of Stockholder Shares proposed to be Transferred.

(b) Any Co-Sale Participant shall, within five (5) Business Days of the receipt of a Co-Sale Notice, have the right to deliver written notice (each, a “Tag-Along Notice”) to the selling Stockholder(s) stating that such Co-Sale Participant wishes to participate in such proposed Transfer by Transferring a number of Stockholder Shares (excluding, other than in connection with the Sale of the Company, Equity Incentive Shares) up to the Co-Sale/Drag Sale Percentage of Stockholder Shares (excluding, other than in connection with the Sale of the Company, Equity Incentive Shares) held by each such Co-Sale Participant. Such Co-Sale Participant shall propose to include only Stockholder Shares (excluding, other than in connection with the Sale of the Company, Equity Incentive Shares) of the same class of Stockholder Shares being transferred by the selling Stockholder(s).

(c) If no Co-Sale Participant gives the selling Stockholder(s) a timely Tag-Along Notice with respect to the Transfer proposed in the Co-Sale Notice, the selling Stockholder(s) may thereafter Transfer the Stockholder Shares specified in the Co-Sale Notice on the terms and conditions set forth therein, subject to compliance with Section 2.1(c) hereof. If one or more Co-Sale Participants give the selling Stockholder(s) timely Tag-Along Notices, then the selling Stockholders shall use commercially reasonable efforts to cause the prospective Transferee(s) to agree to acquire all Stockholder Shares identified in all Tag-Along Notices that are given to the selling Stockholder(s) in accordance with the terms of this Section 2.4, upon the same terms and conditions as applicable to the selling Stockholder(s’) Stockholder Shares, subject to compliance with Section 2.1(c) hereof. If the prospective Transferee(s) are unwilling or unable to acquire all Stockholder Shares proposed to be included in such sale upon such terms, then the selling Stockholders may elect either to cancel such proposed Transfer or to allocate the maximum number of Stockholder Shares that each prospective Transferee is willing to purchase among the selling Stockholder(s) and the Co-Sale Participants giving timely Tag-Along Notices in proportion to each such Stockholders’ applicable Adjusted Percentage Ownership (excluding for the purposes of such calculation the Stockholder Shares held by Co-Sale Participants who have not timely delivered a valid Tag-Along Notice).

(d) This Section 2.4 shall not apply to any sale of Stockholder Shares pursuant to a Public Offering, or pursuant to Sections 2.2(c), 2.5, and 2.6.

2.5 Drag Along Right

(a) If Stockholders acting by Majority Requisite Consent propose to consummate a transaction or series of related transactions constituting a Sale of the Company (the “Dragging Stockholders”) pursuant to an Approved Sale, such Dragging Stockholders shall have the right, at their option to require the other Stockholders (each a “Dragged Stockholder”) to join in such Approved Sale by Transferring the Co-Sale/Drag Sale Percentage of Stockholder Shares proposed to be sold by the Dragging Stockholders, subject to the obligations in Section 2.5(c); provided that Alternative Majority Consent may be obtained if Majority Requisite Consent is not obtained. Each Stockholder shall consent to and raise no objections against (and, in any stockholder vote required with the respect to such Approved Sale, shall affirmatively vote all of its Stockholder Shares (if any) the Approved Sale, and if the Approved Sale is structured as a sale of the issued and outstanding equity Securities of the Company (whether by merger, recapitalization, consolidation or Transfer of Stockholder Shares or other Securities or otherwise), then each Dragged Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such Approved Sale (if applicable), each Dragged Stockholder shall agree to sell his, her or its Stockholder Shares, subject to Section 2.5(c) below, on the terms and conditions as may be approved by the Dragging Stockholders. Each Dragged Stockholder and the Company (subject to applicable law and compliance by the Company Board with any fiduciary duties) shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including, but not limited to, the execution of such agreements and instruments and other actions necessary to provide the representations, warranties, indemnities, covenants, conditions, escrows and other provisions and agreements relating to such Approved Sale. Notwithstanding anything to the contrary contained herein, Sections 2.1, 2.2, 2.4, 2.6 and 2.7 and Articles III and VIII shall not apply in connection with an Approved Sale.

(b) The Dragging Stockholders shall deliver written notice to each Dragged Stockholder setting forth in reasonable detail the material terms (including price, time and form of payment and the identity of the Dragging Stockholders) of any Approved Sale (the “Approved Sale Notice”) at least ten (10) Business Days prior to the consummation of such Approved Sale. Within five (5) Business Days following receipt of the Approved Sale Notice, each Dragged Stockholder shall deliver to the Dragging Stockholders written notice (in form and substance reasonably satisfactory to the Dragging Stockholders) setting forth such Dragged Stockholder’s agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights, if applicable) and if the Approved Sale is structured as a sale of stock, to sell its Stockholder Shares on the terms and conditions set forth in the Approved Sale Notice; provided, however, that the failure by any Dragged Stockholder to deliver such written notice and/or consent to the Dragging Stockholders shall not in any manner relieve or otherwise affect the obligations of each Dragged Stockholder pursuant to this Section 2.5.

(c) The obligations of the Dragged Stockholders to participate in any Approved Sale pursuant to this Section 2.5 are subject to the satisfaction of the following conditions:

(i) subject to clause (ii) below, upon the consummation of the Approved Sale, each Stockholder shall receive the same proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate as in effect immediately prior to such Approved Sale;

(ii) if any Stockholder is given an option as to the form and amount of consideration to be received with respect to Securities in a class, all Stockholders of such class will be given the same option;

(iii) no Stockholder shall be obligated to pay more than his, her or its pro-rata amount (based on the amount of aggregate consideration received) of all reasonable expenses incurred by the Company in connection with a consummated Approved Sale;

(iv) any indemnification obligations for breaches of representations, warranties and covenants made by the Company and its Subsidiaries shall be pro-rata among the Stockholders based on the aggregate consideration received with respect to the Stockholder Shares and capped at such Stockholders’ pro rata share of the aggregate consideration received; and

(v) no Stockholder other than a Management Stockholder shall be required to sign on to any agreement restricting its ability to compete with the Company and its Subsidiaries.

(d) To the extent the Approved Sale is structured as a sale of all or substantially all of the assets of the Company on a consolidated basis, each Dragged Stockholder shall consent to and raise no objections against (and, in any stockholder vote required with respect to such Approved Sale, shall affirmatively vote all of its Stockholder Shares in favor of) such transaction and shall waive any dissenters rights, appraisal rights or similar rights in connection with such transaction.

2.6 Minority Transfer Restrictions

(a) If upon consummation of a proposed Transfer of Stockholder Shares the Transferee and its Affiliates (a “Potential Majority Owner”) will Control 50.0% or more of the combined voting power of the outstanding voting Securities of the Company (a “Control Transaction”), the prospective Transferor(s) (the “Prospective Seller”) and the Potential Majority Owner shall each immediately notify the Company and other Stockholders of such transaction upon becoming aware that such Transaction is a Control Transaction by delivering a written notice (a “Control Transaction Notice”) specifying (i) that such Prospective Seller desires to Transfer all or a portion of its Stockholder Shares (and the amount of such portion) in a Control Transaction, (ii) the proposed sale price and (iii) any other material terms and conditions of the proposed Control Transaction. Each of the other Stockholders (a “Participating Stockholder”) shall then be entitled, upon written notice (a “Put Notice”) delivered to the Prospective Seller and the Potential Majority Owner within ten (10) Business Days of receipt of the Control Transaction Notice, to require the Potential Majority Owner to purchase all, but not less than all, of their Stockholder Shares upon the terms and conditions set forth in this Section 2.6. Such purchase shall be completed within 30 days following receipt of the Put Notice delivered by such Participating Stockholders to the Prospective Seller and the Potential Majority Owner.

(b) The purchase of Stockholder Shares pursuant to this Section 2.6 shall be at a price per Stockholder Share equal to the greater of (x) the price per Stockholder Share received by the Potential Seller in the Control Transaction and (y) the Fair Market Value of such Stockholder Shares.

(c) The Prospective Seller shall not complete the proposed Transfer of its Stockholder Shares unless and until the Potential Majority Owner has purchased all the Stockholder Shares of the other Participating Stockholders specified in each such Participating Stockholder’s Put Notice on terms set forth in Section 2.6(b).

(d) Notwithstanding anything to the contrary contained herein, Sections 2.2 and 2.4 shall not apply in connection with a sale by the Participating Stockholders to the Potential Majority Owner pursuant to this Section 2.6.

2.7 Certain Affiliate Transactions.

(a) No Stockholder shall intentionally avoid its obligation under this Agreement by making one or more Transfers of Stockholder Shares to its respective Affiliates and then Transferring all or any portion of such Stockholders’ interest in any such Affiliate (or a direct or indirect parent thereof).

(b) Any contract, commitment, arrangement or transaction between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company and any Affiliate thereof, on the other hand, shall be:

(i) approved by at least a majority of the disinterested directors of the Company Board (it being understood and agreed that the Company Board shall determine whether or not a director is a disinterested director for the purposes of this Section 2.7(b)(i) and any such determination by the Company Board shall be conclusive, provided, however, that any director (other than the Special Designated Director) who has been designated by the Affiliate (or an Affiliate of such Affiliate) who is party to such contract, commitment, arrangement or transaction shall not be considered a disinterested director); or

(ii) approved by Majority Requisite Consent; provided that Alternative Majority Consent may be obtained if Majority Requisite Consent is not obtained; and provided, further however, for the purposes of this Section 2.7(b)(ii) only, to the extent a Committee Holder or an Affiliate of a Committee Holder is an interested party in such transaction, the shares of Common Stock held by such Committee Holder shall be disregarded in the calculation contemplated by clause (ii) of the definition of Alternative Majority Consent.

Notwithstanding the foregoing, the approvals set forth in this Section 2.7(b) shall not be required for:

1)	transactions between or among the Company and its Subsidiaries not involving any other Affiliate;

2)	payment of dividends approved by the Company Board;

3)	payment or prepayment of indebtedness, premiums, principal payments, fees, interest or similar payments when due for such indebtedness to the extent the incurrence of such indebtedness was not in violation of this Agreement;

4)	any agreement or arrangement as in effect as of the Effective Date, or any amendment thereto (so long as any such amendment is not materially less favorable to the Company or any of its Subsidiaries when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Effective Date);

5)	the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company or any of its Subsidiaries;

6)	issuances or acquisitions of any Securities, or payments, pursuant to any Equity Incentive Plan;

7)	the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under the terms of this Agreement;

8)	a rights offering approved pursuant to Section 3.1; and

9)	transactions involving annual payments or annual consideration of less than $5,000,000; provided, however, this clause (9) shall not apply to any agreements with any Committee Holder or any investment fund affiliated with such Committee Holder that provides for the payment by the Company or any of its subsidiaries of management, advisory, monitoring or similar fees to such Committee Holder or any such investment fund.

ARTICLE III

APPROVAL RIGHTS

3.1 Rights Offering. In the event that the Company proposes to issue any equity Securities to any existing equity holder (or its affiliates) of the Company, other than Excluded Securities, the Company must first obtain the consent of each of the Angelo Gordon Stockholders, the Avenue Stockholders and the Capital Research Stockholders, provided that (i) the consent of any of the Angelo Gordon Stockholders, the Avenue Stockholders or the Capital Research Stockholders shall not be required if such Stockholder does not have Total Ownership Percentage of at least ten percent (10.0%) and (ii) such consent shall not be required if the Board of Directors determines (as evidenced, subject to sections 3.4 and 3.5, by a resolution approved by not less than 8 out of 9 of the then current members of the Board of Directors) in the exercise of its business judgment, that the failure to make such issuance will have a material adverse effect on the Company; provided further, however, that the issuance of equity to fund an acquisition or investment shall not be considered a material adverse effect.

3.2 Mandatory Redemption of Common Stock.

(a) Within 45 days of the last day of each fiscal quarter (75 days after the year end quarter), the Company shall provide (through posting of such information on the Company’s website) to each Stockholder a calculation of the Company’s Free Cash Flow for (i) such fiscal quarter and (ii) all cumulative Free Cash Flow since September 30, 2010 (the “Cumulative Free Cash Flow”).

(b) If the calculation of Free Cash Flow for the then current fiscal quarter provided pursuant to Section 3.2(a)(i) above indicates that the Company had positive Free Cash Flow, and only if the Company determines not to issue a dividend of at least 75% of the Cumulative Free Cash Flow, then the Company shall, to the extent permitted by applicable law and not prohibited by the terms of indebtedness of the Company or any of its subsidiaries, redeem (the “Redemption”), on a pro rata basis, a portion of the then outstanding Common Stock utilizing at least 75% of the Cumulative Free Cash Flow, unless the Board of Directors determines (as evidenced, subject to section 3.4, by a resolution approved by not less than 66% of the then current members of the Board of Directors), in the exercise of its business judgment, that the making and/or consummation of the Redemption would have a material and adverse effect on the Company; provided that, if the Company is, as of the date of such calculation referred in to Section 3.2(a), prohibited pursuant to the terms of its then existing indebtedness from making such dividend or Redemption, then the Company may use such Free Cash Flow to repay the Company’s then outstanding indebtedness; provided, further, that the Company will not be required to use amounts available to the Company pursuant to Section 4.07 of the New First Lien Indenture or similar provisions of the successor financing to make such dividends or redemptions.

(c) For purposes of this Section 3.2:

(i) “Free Cash Flow” shall mean, with regard to any fiscal period, the Company’s EBITDA for such period less working capital requirements, principal payments on indebtedness and capital leases, cash interest, cash taxes, and capital expenditures for such period, in each case calculated in accordance with generally acceptable accounting principles in the United States of America.

(ii) “EBITDA” shall have the meaning assigned to such term under the company’s outstanding debt documents at the time of calculation, and consistent with historical calculations.

3.3 Redemption Procedures.

(a) The Company shall give notice of any Redemption by mail, postage prepaid, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, to each holder of record of the Common Stock to be redeemed appearing on the stock books of the Company as of the date of such notice at the address of said holder shown therein. Such notice to any holder shall state the redemption date; the number of shares to be redeemed and the number (and the identification) of shares to be redeemed from such holder; the redemption price (which shall be determined by the Company Board and such determination shall be final), and the place where the shares to be redeemed shall be presented and surrendered for payment of the redemption price therefor. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of the Common Stock to be redeemed shall not affect the validity of the proceedings for the redemption of any other shares of the Common Stock.

(b) If notice of redemption of shares of Common Stock to be redeemed on a redemption date shall have been duly given, and if the Company deposits in cash the aggregate redemption price of such shares in a Trust for the pro rata benefit of the holders of such shares prior to such redemption date, then from and after the time of such deposit, or, if no such deposit is made, then upon such redemption date (if on or before such redemption date all funds in cash necessary for redemption of such shares shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of such shares, so as to be and continue to be available therefor), and notwithstanding that any certificate representing any such shares shall not have been surrendered for cancellation, (i) the holders of such shares shall cease to be stockholders with respect to such shares, (ii) such shares shall no longer be deemed to be outstanding and shall no longer be transferable on the books of the Company and (iii) such holders shall have no interest in or claim against the Company with respect to such shares except only the right to receive from the Company the amount payable on redemption thereof, without interest (or, in the case of such deposit, from such bank or trust company the funds so deposited, without interest), upon surrender of the certificates representing such shares on or after the redemption date (or, in the case of such deposit, at any time after such deposit). Any funds so deposited in a Trust and unclaimed at the end of two years from the date fixed for redemption shall, to the extent permitted by law, be repaid to the Company upon its request, after which the holders of such shares shall look only to the Company for payment thereof.

(c) Any Redemption shall be effected only out of funds legally available for such purpose. If on any date the Company is required to redeem any shares of Common Stock pursuant to a Redemption and does not have sufficient funds legally available to redeem all such shares on such date, the Company shall use any funds which are legally available to redeem such portion of all such shares pro rata (as nearly as may be) on such redemption date as such funds are sufficient therefor and shall redeem the remaining shares of Common Stock on the earliest practicable date next following the day on which the Company shall first have funds legally available for the redemption of such shares.

(d) The shares of Common Stock to be redeemed shall be determined pro rata among all holders of Common Stock, according to the respective number of shares of Common Stock held by such holders. In the event that less than all of the shares represented by any certificate evidencing shares of Common Stock are redeemed, the Company shall forthwith (or cause a transfer agent for the Common Stock to) issue a new certificate representing the unredeemed shares, in accordance with the provisions of this Article III, subject to the applicable escheat laws.

(e) Upon any redemption of shares of Common Stock, the shares of Common Stock so redeemed shall be cancelled and shall revert to authorized but unissued Common Stock, and the number of shares of Common Stock which the Company shall have authority to issue shall not be decreased by such redemption.

3.4 Reduction of Directors. For purposes of Sections 3.1 hereof, to the extent that (a) the Company has less than nine (9) current members of the Board of Directors, and (b) a Board of Directors resolution is required, then the eight (8) out of nine (9) requirement will be adjusted to mean not less than 88% of the then current members of the Board of Directors.

3.5 Rights Offering Voting.

For purposes of Section 3.1 hereof, no member of the Board of Directors shall be precluded from voting on a resolution because the Stockholder that designated such member may purchase equity securities in connection with an issuance under Section 3.1.

ARTICLE IV

BOARD OF DIRECTORS

4.1 Election of Directors; Voting

(a) The Stockholders and the Company acknowledge that the initial Company Board as of the Effective Date shall be composed of nine (9) directors who shall be the individuals set forth in Schedule I and for purpose of this Section 4.1, such directors (other than the Chief Executive Officer of the Company) shall be deemed to have been designated by the holder(s) set forth opposite such directors name on Schedule I.

(b) Following the Effective Date and subject to Section 4.1(a), each Stockholder hereby covenants and agrees to use commercially reasonable efforts to take all action within their power, including voting (or delivering written consents with respect to) their Stockholder Shares, to cause the number of directors constituting the Company Board to be nine (9) and at each annual meeting of the holders of any class of Stockholder Shares, and at each special meeting of the holders of any class of Stockholder Shares called for the purpose of electing directors of the Company, and at any time at which holders of any class of Stockholder Shares shall have the right to vote for or consent in writing to the election of directors of the Company, then, and in each such event, each Stockholder shall vote all of the Stockholder Shares owned by them for, or consent in writing with respect to such Stockholder Shares in favor of, the election of the Company Board constituted as follows:

(i) the individual holding the office of Chief Executive Officer of the Company from time to time (the “Management Director”);

(ii) four (4) individuals designated by the Avenue Stockholders; provided that one (1) such individual (the “Special Designated Director”) shall (x) not be affiliated with the Avenue Stockholders and (y) be acceptable to the Capital Research Stockholders and the Angelo Gordon Stockholders so long as each such Stockholder is a holder of at least ten percent (10%) of the Total Ownership Percentage;

(iii) two (2) individuals designated by the Angelo Gordon Stockholders; and

(iv) two (2) individuals designated by the Capital Research Stockholders;

provided, that (i) if the Avenue Stockholders have a Total Ownership Percentage of less then twenty percent (20%), but more than ten percent (10%), then the number of designees to which the Avenue Stockholders are entitled pursuant to Section 4.1(b)(ii) shall be reduced to two (2); (ii) if the Total Ownership Percentage of any of the Avenue Stockholders, the Angelo Gordon Stockholders or the Capital Research Stockholders is less than ten percent (10%), but more than five percent (5%), then such Stockholder shall be entitled to designate one director; and (iii) if the Total Ownership Percentage of any of the Avenue Stockholders, the Angelo Gordon Stockholders or the Capital Research Stockholders is less than five percent (5%), then such Stockholder shall no longer be entitled to designate individuals pursuant to this Section 4.1(b).

(c) If a Significant Committee Holder loses the right to designate one or more directors of the Company Board or the individual then holding the office of Chief Executive Officer of the Company ceases to hold such office, any director vacancy (if any) created by such event shall be filled by Significant Committee Holders acting by Majority Requisite Consent (such directors, the “Majority Committee Holder Designated Directors”); provided that if:

(i) the Total Ownership Percentage of the Avenue Stockholders is less than twenty percent (20%), but more than ten percent (10%) (the first date on which such Total Ownership Percentage is reached is the “Avenue First Threshold Date”) and a Significant Committee Holder (the “Avenue Acquiring Significant Committee Holder”) has acquired from the Avenue Stockholders a number of shares of Common Stock equal to at least the product of (A) 50.1% and (B) the number of shares of Common Stock owned by the Avenue Stockholders on the Effective Date minus the of shares of Common Stock owned by the Avenue Stockholders on the Avenue First Threshold Date, then such Acquiring Significant Committee Holder shall be entitled to designate two (2) directors in addition to what it would otherwise be entitled to designate pursuant to Section 4.1(b);

(ii) the Total Ownership Percentage of a Significant Committee Holder is less than ten percent (10%), but more than five percent (5%) (the first date on which such Total Ownership Percentage is reached is the “First Threshold Date”) and a Significant Committee Holder (which may be the Avenue Acquiring Significant Committee Holder) (the “Acquiring Significant Committee Holder”) has acquired from such Significant Committee Holder a number of shares of Common Stock equal to at least the product of (A) 50.1% and (B) the number of shares of Common Stock owned by (1) such Significant Committee Holder on the Effective Date if such Significant Committee Holder is the Angelo Gordon Stockholders or the Capital Research Stockholders or (2) such Significant Committee Holder on the Avenue First Threshold Date if such Significant Committee Holder is the Avenue Stockholders, in each case minus the of shares of Common Stock owned by such Significant Committee Holder on the First Threshold Date, then such Acquiring Significant Committee Holder shall be entitled to designate one (1) director in addition to what it would otherwise be entitled to designate pursuant to Section 4.1(b);

(iii) the Total Ownership Percentage of a Significant Committee Holder is less than five percent (5%) (the first date on which such Total Ownership Percentage is reached is the “Second Threshold Date”) and a Significant Committee Holder (which may be the Avenue Acquiring Significant Committee Holder) (the “Acquiring Significant

Committee Holder”) has acquired from such Significant Committee Holder a number of shares of Common Stock equal to at least the product of (A) 50.1% and (B) the number of shares of Common Stock owned by (1) such Significant Committee Holder on the Effective Date if such Significant Committee Holder is the Angelo Gordon Stockholders or the Capital Research Stockholders or (2) such Significant Committee Holder on the Avenue First Threshold Date if such Significant Committee Holder is the Avenue Stockholders, in each minus the of shares of Common Stock owned by such Significant Committee Holder on the Second Threshold Date, then such Acquiring Significant Committee Holder case shall be entitled to designate one (1) director in addition to what it would otherwise be entitled to designate pursuant to Section 4.1(b);

(iv) neither clause (i), (ii) or (iii) is applicable and the Credit Suisse Stockholders are a holder of at least ten percent (10%) of the Total Ownership Percentage, then the Credit Suisse Stockholders shall be considered a Significant Committee Holder and entitled to designate one director of the Company;

(v) Majority Requisite Consent is required but cannot be obtained then such director vacancy shall be filled by the Significant Committee Holders acting by the Majority of the Total Ownership Percentage held by the Significant Committee Holders except that in such case the Majority Committee Holder Designated Director so nominated may not be affiliated with any Significant Committee Holder or the Company; and

(vi) any of the Avenue Stockholders, Angelo Gordon Stockholders or Capital Research Stockholders reduce their Total Ownership Percentage in a single transfer to an Acquiring Significant Committee Holder and in an amount such that any of the Avenue First Threshold Date, First Threshold Date or Second Threshold Date is the same date, then the Acquiring Significant Committee Holder shall be entitled to designate the same number of directors as it would have been able to designate had it purchased the Common Stock in multiple transactions in which the Avenue First Threshold Date, First Threshold Date and/or Second Threshold Date had occurred on separate dates.

(d) Each Significant Committee Holder (as defined below) shall have the exclusive right to cause the removal and appointment of their respective designees to the Company Board as well as the exclusive right to cause the filling of vacancies created by reason of death, disability, removal or resignation of their respective designees to the Company Board, subject to the limitation set forth in the proviso to Section 4.1(b) hereof. In order to effect the rights granted by this Section 4.1(d), the directors (subject to their fiduciary duties) and the Company shall, or, in the case the directors fail to so act, the Stockholders shall use commercially reasonable efforts to take all action within their power, including voting (or delivering written consents with respect to) their Stockholder Shares, (i) to remove any Significant Committee Holder Designated Director (as defined below) or Majority Committee Holder Designated Director whose removal is requested by the applicable Significant Committee Holder who designated such Significant Committee Holder Designated Director or Committee Holders sufficient to constitute a Majority Requisite Consent, respectively, and (ii) to promptly fill any vacancy created by the death, disability, removal, or resignation of a director, in each case for the election of a new Significant Committee Holder Designated Director or Majority Committee

Holder Designated Director designated by such Person or group of Persons who has the right to cause the filling of such vacancy. The Company (subject to the fiduciary duties of the directors) and the Stockholders shall, if the Company Board fails to act, fill any vacancies of the Company Board, in accordance with this Section 4.1, as soon as practicable following the date such vacancy is created. For the purposes of this Section 4.1(d), a “Significant Committee Holder” means each of the Avenue Stockholders, the Angelo Gordon Stockholders and the Capital Research Stockholders so long as it is a holder of at least five percent (5%) of the Total Ownership Percentage or if applicable pursuant to Section 4.1(b)(iv), the Credit Suisse Stockholders, and each director designated by each of the foregoing pursuant to Section 4.1(b) hereof is referred to herein as a “Significant Committee Holder Designated Director”.

(e) The Company shall pay all fees, charges and expenses (including travel and related expenses) reasonably incurred by each of the members of the Company Board in connection with (i) attending the meetings of the Company Board and (ii) conducting any other Company business requested by the Company.

ARTICLE V

D&O INSURANCE

5.1 D&O Insurance

Until the sixth anniversary of the Effective Date, the Company shall, and shall cause AMOI, to cause the individuals serving as directors of the Company, AMOI or any of their respective Subsidiaries to be covered following the Effective Time by the directors’ and officers’ liability insurance policies maintained by the Company immediately prior to the Effective Time (provided that the Company and/or AMOI may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous in any material respect than such policy); provided that in no event shall the Company or AMOI be required to expend annually in the aggregate an amount in excess of one hundred fifty percent (150%) of the annual premiums currently paid by Company for such insurance (the “Insurance Amount”), and provided further that if the Company is unable to maintain such policy (or such substitute policy) as a result of the preceding proviso, the Company shall obtain as much comparable insurance as is available for the Insurance Amount.

ARTICLE VI

REGISTRATION RIGHTS

6.1 Required Registration.

(a) Except as limited by Section 6.1(b), if at any time and from time to time, the Company shall be requested in writing by Committee Holders constituting a Majority Requisite Consent (or, if Majority Requisite Consent is not obtained, by Alternative Majority Consent) to effect the registration under the Securities Act of an offering of Registrable Shares held by such Stockholders specifying the number of Registrable Shares to be so registered by each requesting Committee Holder and whether such offering shall be an underwritten offering (a “Demand

Registration Request”), then the Company shall promptly give written notice to all Stockholders of its intention to register the Registrable Shares subject to the Demand Registration Request and, upon the written request of any Stockholder (given within ten (10) Business Days after delivery of any such notice to each Stockholder by the Company) to include in such registration any of its Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), and the Company shall, promptly use its commercially reasonable efforts to effect a registration under the Securities Act of an offering of all the Registrable Shares that the Company has been so requested to register for sale in accordance with this Section 6.1(a).

(b) Anything contained in Section 6.1(a) to the contrary notwithstanding, the Company shall not be obligated to use its commercially reasonable efforts to file and cause to become effective (i) more than five (5) registration statements pursuant to a Demand Registration Request made on the Company pursuant to Section 6.1(a), (ii) any Registration Statement during any period in which any other registration statement (other than on Form S-4 or Form S-8) pursuant to which Primary Shares are to be or were offered and sold has been filed and not withdrawn or has been declared effective within the prior ninety (90) days (180 days in the case of the Initial Public Offering) and Section 6.2 is applicable. Any registration initiated pursuant to a Demand Registration Request shall not count as a registration for purposes of this Section 6.1(b) unless and until such registration shall have become effective.

(c) With respect to any registration pursuant to Section 6.1(a), the Company shall give notice of such registration to the holders of Registrable Shares hereunder who do not request registration hereunder and the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would materially adversely affect the offering and sale (including pricing) of all such Securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(i) first, Registrable Shares (excluding Equity Incentive Shares) owned by the Stockholders, pro rata based upon the number of Registrable Shares (excluding Equity Incentive Shares) owned by each such Stockholder at the time of such registration;

(ii) second, the Primary Shares; and

(iii) third, the Other Shares.

(d) If any offering pursuant to a Demand Registration Request involves an underwritten offering, the Committee Holders acting by Majority Requisite Consent shall select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing reasonably acceptable to the Company.

(e) A registration undertaken by the Company pursuant to a Demand Registration Request will not count as a Demand Registration Request for purposes of Section 6.1(b)(i) if the Committee Holders constituting Majority Requisite Consent withdraw the Demand Registration Request and promptly reimburses the Company for all fees, costs and expenses incurred by the Company in connection with such withdrawn Demand Registration Request.

(f) Notwithstanding the foregoing, the Company may delay the filing or effectiveness of any registration of Registrable Shares on Form S-3 pursuant to Section 6.1(a) if at the time of such request (i) the Company is engaged, or has fixed plans to engage within 15 days following receipt of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares have been or will be permitted to include all the Registrable Shares so requested to be registered pursuant to Section 6.2(a) or (ii) the Company Board reasonably determines that such registration and offering would interfere with any material transaction involving the Company; provided, however, that the Company may not exercise its rights in Sections 6.1(f) and 6.3(b), in the aggregate, more than once in any 12 month period.

6.2 Piggyback Registration.

(a) If the Company at any time proposes for any reason to register Registrable Shares, Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8) other than pursuant to a registration initiated in accordance with Sections 6.1 or 6.3, it shall promptly give written notice to each Stockholder of its intention to register such Registrable Shares, the Primary Shares or Other Shares and, upon the written request of any Stockholder (given within ten (10) Business Days after delivery of any such notice to each Stockholder by the Company) to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares requested to be included in such registration to be included on the same terms and conditions as the Securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares or Other Shares proposed to be included in such registration would interfere with the successful offering and sale (including pricing) of all such Securities, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(i) first, the Primary Shares;

(ii) second, the Registrable Shares (excluding Equity Incentive Shares) owned by the Stockholders requesting that their Registrable Shares be included in such registration pursuant to the terms of this Section 6.2, pro rata based upon the number of Registrable Shares (excluding Equity Incentive Shares) owned by each such Stockholder at the time of such registration; and

(iii) third, the Other Shares.

(b) The Company shall have the right to terminate any registration initiated pursuant to this Section 6.2 by the Company.

(c) Each Stockholder agrees to keep any information it receives from the Company pursuant to this Article VI, including any written notice pursuant to Section 6.1(a) or 6.2(a), confidential until it is publicly disclosed. Each Stockholder acknowledges that trading on material non-public information is a violation of the United States securities laws, and each Stockholder agrees not to do so in respect of its Registrable Shares.

6.3 Registrations on Form S-3.

(a) At such time as the Company shall have qualified for the use of Form S-3 under the Securities Act or any successor form thereto, Stockholders collectively holding at least 1.0% of the outstanding Registrable Shares shall have the right to request an unlimited number of registrations of Registrable Shares on Form S-3 (which may, at such holders’ request, be shelf registrations pursuant to Rule 415 promulgated under the Securities Act) or its successor form, which request or requests shall (i) specify the number of Registrable Shares intended to be Transferred and the holders thereof, (ii) state whether the intended method of Transfer of such Registrable Shares is an underwritten offering or a shelf registration and (iii) relate to Registrable Shares having an aggregate gross offering price (not taking into account underwriters discounts and commissions) of at least $10,000,000, and upon receipt of such request, the Company shall use its commercially reasonable efforts to promptly effect the registration under the Securities Act of the Registrable Shares so requested to be registered. A requested registration on Form S-3 in compliance with this Section 6.3(a) shall not count as a registration statement initiated pursuant to Section 6.1(b)(i).

(b) Notwithstanding the foregoing, the Company may delay the filing or effectiveness of any registration of Registrable Shares on Form S-3 pursuant to Section 6.3(a) if at the time of such request (i) the Company is engaged, or has fixed plans to engage within 15 days following receipt of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares have been or will be permitted to include all the Registrable Shares so requested to be registered pursuant to Section 6.2(a) or (ii) the Company Board reasonably determines that such registration and offering would interfere with any material transaction involving the Company; provided, however, that the Company may not exercise its rights in Sections 6.1(f) and 6.3(b), in the aggregate, more than once in any 12 month period.

6.4 Holdback Agreement.

If the Company at any time shall register an offering and sale of shares of Common Stock under the Securities Act in an underwritten offering pursuant to an Initial Public Offering, no Stockholder who sells in such offering and no Management Stockholder shall sell, make any short sale of, grant any option for the purchase of, or otherwise Transfer any Securities of the Company (other than (i) those Registrable Shares included in such registration pursuant to Section 6.1 or 6.2, (ii) a Transfer to an Affiliate or (iii) subject to the consent of the underwriters, a Permitted Transfer) without the prior written consent of the Company for a period as shall be determined by the managing underwriters, which period cannot begin more than seven (7) days prior to the effectiveness of such Registration Statement and cannot last more than one-hundred eighty days after the effective date of such Registration Statement (subject to customary extensions if the Company issues an earnings release or material news or a material event occurs, in each case, during the last 17 days of the 180-day period).

6.5 Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of an offering and sale of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a) use its commercially reasonable efforts to cause a Registration Statement that registers such offering of Registrable Shares to become and remain effective for a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier);

(b) furnish, at least five (5) Business Days before filing a Registration Statement that registers such Registrable Shares, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to one counsel (the “Stockholders’ Counsel”) selected by the majority in number of the Committee Holders, copies of all such documents proposed to be filed (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Stockholders whose Registrable Shares are to be covered by such Registration Statement may reasonably propose;

(c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of at least 180 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the offering and sale or other disposition of such Registrable Shares;

(d) notify the Stockholders’ Counsel promptly in writing of (i) any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto; (ii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose; and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e) use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things that may reasonably be necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 6.5(e);

(f) furnish to each seller of such Registrable Shares such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public offering and sale or other disposition of such Registrable Shares;

(g) use its commercially reasonable efforts to cause such offering and sale of Registrable Shares to be registered with or approved by such other Governmental Authority as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

(h) notify on a timely basis each seller of such Registrable Shares at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in Section 6.5(b) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall reasonably be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement; (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; (iii) such Information has been made generally available to the public; or (iv) the seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

(j) use its best efforts to obtain from its independent certified public accountants a “cold comfort” letter in customary form and covering such matters of the type customarily covered by cold comfort letters;

(k) use its best efforts to obtain, from its counsel, an opinion or opinions in customary form;

(l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(m) issue to any underwriter to which any seller of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(n) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its commercially reasonable efforts to qualify such Registrable Shares for quotation on such national securities exchange as the holders of a majority of such Registrable Shares included in such registration shall request;

(o) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than eighteen (18) months after the effective date, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(p) use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

6.6 Expenses.

Except as set forth in Section 6.1(e), all expenses incident to the Company’s performance of or compliance with Sections 6.1, 6.2, 6.3, 6.5 and 6.10, including without limitation (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange and the Commission; (b) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or Stockholders in connection with “blue sky” qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company) and of printing prospectuses, (d) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (e) Securities Act liability insurance if the Company so desires; (f) all fees and expenses incurred in connection with the listing of the Registrable Shares on any securities exchange and all rating agency fees; (g) all reasonable fees and disbursements of the Stockholders’ Counsel to represent such Persons in connection with such registration; (h) all fees and disbursements of underwriters customarily paid by the issuer or sellers of Securities, excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Shares under the securities or “blue sky” laws of any state); and (i) fees and expenses of other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective. In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

6.7 Indemnification.

(a) In connection with any registration of any offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject, whether commenced or threatened, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any offering and sale of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or “blue sky” laws applicable to the Company and the Company shall promptly reimburse such seller, underwriter, broker, controlling Person or Representative for any legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any such Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment thereto, or any document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Person, or a Person duly acting on their behalf, specifically for use in the preparation thereof.

(b) In connection with any registration of an offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.7(a)) the Company, each underwriter or broker involved in such offering, each other seller of Registrable Shares under such Registration Statement, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and any Representative of the foregoing Persons with respect to any untrue statement or allegedly untrue statement in or omission or alleged omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any such offering and sale of Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller or a Person duly acting on such Seller’s behalf specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 6.7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if counsel to any indemnified party shall have reasonably concluded in writing that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or in conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6.7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section 6.7. In the event any indemnified party is conducting the defense of any action pursuant to this Section 6.7(c), no such action may be settled without the prior written consent of the indemnifying party (which shall not be unreasonably withheld). Furthermore, in the event that an indemnifying party assumes the defense of any action pursuant to this Section 6.7(c), no such action may be settled without the prior written consent of each indemnified party (which shall not be unreasonably withheld).

(d) If the indemnification provided for in this Section 6.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Shares.

6.8 Underwriting Agreement.

(a) If any registration pursuant to Sections 6.1, 6.2, or 6.3 is requested to be an underwritten offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customarily given their role in such distribution.

(b) No Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder agrees (i) to sell such Stockholder’s Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements acceptable to the Company in the case of an offering of Primary Shares, or, in the case of a Demand Registration offering pursuant to Section 6.1 hereof, the Stockholders requesting Demand Registration pursuant to Section 6.1, (ii) as expeditiously as possible, to notify the Company of the occurrence of any event concerning such Stockholder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

6.9 Information by Holder; Use of Prospectus.

Each holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. Each holder of Registrable Shares agrees that upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 6.6(h), such holder will forthwith discontinue disposition of such Registrable Shares covered by the applicable Registration Statement or Prospectus until such holder receives the copies of the supplemented or amended Prospectus contemplated by Section 6.6(h), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

6.10 Exchange Act Compliance.

From and after the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company’s Securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission but, in each case, only to the extent that such reporting requirements are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

ARTICLE VII

CONFIDENTIALITY; INFORMATION RIGHTS; ACCESS TO INFORMATION

7.1 Confidentiality.

Except as otherwise required by law, each Stockholder shall, and shall use commercially reasonable efforts to cause its Representatives to, hold in confidence all confidential information of the Company provided or made available to such Stockholder and its Representatives until such time as such information has become publicly available other than as a consequence of any breach by such Stockholder or Representative of its confidentiality obligations hereunder; provided that the Company shall not provide any such confidential information to any Stockholder who notifies the Company in writing that it desires not to receive any confidential information until such time as such notice is revoked in writing by such Stockholder.

7.2 Information Rights.

(a) At the request of any Committee Holder so long as it holds 1.0% of the outstanding Common Stock or Stockholder Shares in an amount representing at least 50.0% of the Stockholder Shares held by such Committee Holder as of the Effective Date, (each an “Eligible Information Recipient”), the Company shall, and shall cause its Subsidiaries to, afford such Stockholder and its Representatives with reasonable access during normal business hours to books, properties and records of the Company and its Subsidiaries; provided that no Eligible

Information Recipient shall be entitled, subject to any other rights such Stockholder may otherwise possess, to make such request more than four (4) times per year and the Company shall not be obligated to provide any Person with such access or information to the extent that (i) any Law applicable to the Company or any Subsidiary requires such party to restrict or prohibit access to any such properties or information, (ii) such access would be in breach of any confidentiality obligation, commitment or provision by which the Company or any Subsidiary is bound or affected, which confidentiality obligation, commitment or provision shall be disclosed to the requesting Stockholder, provided that disclosure of such obligation, commitment or provision would not itself be the breach of an obligation or commitment to a third Person, (iii) such information is subject in the reasonable determination of the Company to an applicable attorney-client privilege or (iv) the Company reasonably determines, in good faith, that such Person is a competitor of the Company and promptly thereafter notifies such Stockholder of such determination (collectively, the “Information Restrictions”).

(b) Furthermore, the Company shall make available to the Eligible Information Recipients for so long as they hold Stockholder Shares, as soon as it is available the same financial information and access as the information and access required to be provided to noteholders under Section 4.03 of the Indenture, as such section is in effect as of the Effective Date and whether or not notes remain outstanding under such Indenture, or equivalent information, including regular quarterly and annual financial statements of the Company (or any successor entity, if applicable) prepared and made available in the ordinary course of business, if at a time when such financial information is not required to be provided to noteholders under the Indenture unless and to the extent that such information is covered by an Information Restriction.

ARTICLE VIII

LEGENDS AND COMPLIANCE WITH SECURITIES LAWS

8.1 Restrictions on Transfer.

In addition to any other restrictions on the Transfer of Stockholder Shares contained in this Agreement, the Stockholders shall not transfer any Restricted Securities except in compliance with this Article VIII. Each Stockholder agrees that it shall not offer, sell or otherwise Transfer any of its Stockholder Shares other than (a) to the Company; (b) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act; (c) within the United States in accordance with (i) Rule 144A under the Securities Act to a person who the seller reasonably believes is a Qualified Institutional Buyer (as defined therein) that is purchasing for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the offer, sale, or transfer is being made in reliance on Rule 144A, if available, or (ii) the exemption from registration under the Securities Act provided by Rule 144 thereunder, if applicable; (d) in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities; or (e) pursuant to an effective registration statement under the U.S. Securities Act, provided that with respect to sales or Transfers under (x) clauses (b) and (c)(i), only if the Stockholder has furnished to the Company a customary certificate confirming compliance with such exemptions, reasonably satisfactory to the Company, prior to such sale or Transfer to the extent requested by the Company, or (y) clauses (c)(ii) or (d), only if the Stockholder has furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, prior to such sale or Transfer to the extent requested by the Company, and in each case in accordance with any applicable state securities laws in the United States or securities laws of any other applicable jurisdiction. Each Stockholder consents to the Company making a notation on its records and giving instructions to any registrar and transfer agent not to record any Transfer of Stockholder Shares without first being notified by the Company that it is reasonably satisfied that such Transfer is exempt from, or not subject to, the registration requirements of the Securities Act and is a Permitted Transfer. The Company shall promptly notify its registrar and transfer agent upon reasonably determining that a proposed Transfer is exempt from, or not subject to, the registration requirements of the Securities Act and is a Permitted Transfer.

8.2 Restrictive Legends.

(a) All Stockholder Shares shall be issued and held in certificated form and each such certificate evidencing such Stockholders’ ownership of Stockholder Shares shall be stamped or otherwise imprinted with legends in substantially the following form

(i) so long as Article FOURTH, Section 3 of the Charter is in effect:

“THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CHARTER”) INCLUDES, AMONG OTHER THINGS, TRANSFER RESTRICTIONS ON, AND OBLIGATIONS WITH RESPECT TO, THE COMMON STOCK AND THE PREFERRED STOCK OF THE CORPORATION. SO LONG AS IT IS IN EFFECT, THE CHARTER RESTRICTS TRANSFERS THAT WOULD RESULT IN THE NUMBER OF RECORD HOLDERS OF ANY CLASS OF CAPITAL STOCK OF THE CORPORATION EXCEEDING 450 HOLDERS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CHARTER, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS AND OBLIGATIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

(ii)

“THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CHARTER”) INCLUDES, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF THE CHARTER WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(iii)

“THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CHARTER”) INCLUDES, AMONG OTHER THINGS, TRANSFER RESTRICTIONS ON, AND OBLIGATIONS WITH RESPECT TO, THE COMMON STOCK AND THE PREFERRED STOCK OF THE CORPORATION. UNDER CERTAIN CIRCUMSTANCES, THE

HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE OBLIGATED TO TRANSFER SUCH HOLDER’S SHARES IN ACCORDANCE WITH THE CHARTER. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CHARTER, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS AND OBLIGATIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

and (iv):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO APPLICABLE LAW. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THIS SECURITY IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE SECURITIES ACT IS SUBJECT TO THE CORPORATION’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION.”

(b) The Company shall, at the request of a Stockholder, remove from each certificate representing Stockholder Shares the legend described in Section 8.2(a)(iv), if at the request of the Company, the requesting holder provides, at its expense, an opinion of counsel satisfactory to the Company that the that such legend is no longer required under applicable requirements of the Securities Act or state securities laws. The Company shall, at the request of a Stockholder, remove from each certificate representing Stockholder Shares (i) the legend described in Section 8.2(a)(i) if the limitation on the number of holders Article IV, Section 3 of the Charter has been terminated in accordance with it terms and the legend and (ii) the legend described in Section 8.2(a)(ii) and (iii) upon the termination of this Agreement.

8.3 Additional Legend.

(a) Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon Transfer of any Stockholder Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT DATED AS OF DECEMBER 22, 2010 (AS AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, THE “AGREEMENT”), AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE COMPANY’S STOCKHOLDERS. THE TERMS OF SUCH AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) The legend set forth above shall be removed from certificates evidencing any Stockholder Shares which cease to be Stockholder Shares in accordance with the terms of this Agreement.

8.4 Limit on Number of Stockholders.

(a) Notwithstanding anything set forth in this Agreement or in the Certificate, or the compliance with any of the terms hereof or thereof, no direct or indirect Transfer, however accomplished, of shares of Common Stock or any other class of capital stock of the Company shall be effective, and any such Transfer of Stockholder Shares shall be deemed null and void, if, as a result of any such Transfer, the record number of stockholders of the Company of the applicable class of capital stock (as determined in accordance with Rule 12g5-1 under the Exchange Act or any successor rule or interpretation) would exceed four hundred fifty (450).

(b) The restrictions contained in this Section 8.4 are for the purpose of ensuring that the Company is not required to become a registrant under the Exchange Act due to the number of stockholders of the Company.

(c) Any Transfer attempted to be made in violation of this Section 8.4 will be null and void. The proposed Transferee shall not be entitled to any rights of stockholders of the Company or as a Stockholder, including, but not limited to, the rights to vote or to receive dividends and liquidating distributions, with respect to the shares of Common Stock and/or any other class of capital stock of the Company that were the subject of such attempted Transfer.

(d) In addition to any remedies available to the Company under applicable law or in equity, after learning of a Transfer not in compliance with this Section 8.4, the Company may demand the immediate surrender, or cause to be immediately surrendered, to the Company, all certificates representing the shares of Common Stock and/or any other class of capital stock of the Company that were the subject of such attempted Transfer, or any proceeds received upon a sale of such shares, and any dividends or other distributions made after such noncompliant Transfer with respect to such shares, if any. Any such surrendered certificates may be destroyed. If any such certificates are not immediately surrendered, the Company shall cancel such certificates, or cause such certificates to be cancelled, on the stock transfer records and other records of the Company. Any shares of Common Stock and/or any other class of capital stock of the Company attempted to be Transferred pursuant to a destroyed or cancelled certificate shall continue to be registered in the name of the purported transferor. Nothing in this subparagraph (d) shall be deemed inconsistent with the Transfer of such securities being deemed null and void pursuant to subparagraph (c) hereof.

(e) The Company may require, as a condition precedent to the registration of the Transfer of any shares of Common Stock and/or any other class of capital stock of the Company or the payment of any distribution on any such shares, that the proposed Transferor and Transferee or payee furnish to the Company all information reasonably requested by the

Company with respect to all the direct or indirect ownership interests in such shares. The Company may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Chief Executive Officer under the direction of the Board of Directors to be necessary or advisable to implement this Section 8.4, including, without limitation, instructing the transfer agent not to register any Transfer of shares of Common Stock on the Company’s stock transfer records if it has knowledge that such Transfer is prohibited by this Section 8.4, and/or authorizing such transfer agent to require an affidavit from a transferee or transferor regarding such Person’s ownership of shares of Common Stock and other evidence that a Transfer will not be prohibited by this Section 8.4, as a condition to registering any Transfer.

(f) Nothing contained in this Section 8.4 shall limit the authority of the Company, its executive officers or the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to ensure that the Company is not required to become a registrant under the Exchange Act due to the number of stockholders.

(g) The provisions of this Section 8.4 shall terminate upon the earliest of (i) any firm commitment underwritten public offering of Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission and declared effective under the Securities Act (ii), the filing by the Corporation of a registration statement pursuant to Section 12(g) of the Exchange Act, and (iii) such time as the Company Board determines that the provisions of Article FOURTH, Section 3 of the Certificate are no longer necessary for the preservation of the Corporation’s status as a non-reporting company under the Exchange Act.

ARTICLE IX

AMENDMENT AND WAIVER

9.1 Amendment.

Except as otherwise set forth herein, the terms and provisions of this Agreement may not be amended, modified, restated, supplemented or waived except pursuant to a writing signed by Stockholders acting by Majority Requisite Consent (or if Majority Requisite Consent cannot be obtained, by Alternative Majority Consent); provided that the provisions of Article III, Section 9.1 and Article X may only be amended, modified, restated, supplemented or waived with Majority Requisite Consent; and provided, further that no such amendment, modification, restatement, supplement or waiver shall materially and adversely affect any Stockholder disproportionately to the other Stockholders.

9.2 Waiver.

No course of dealing between the Company and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE X

TERMINATION

The provisions of this Agreement, except as otherwise expressly provided herein, shall terminate upon the first to occur of (a) the dissolution, liquidation or winding-up of the Company; (b) a Sale of the Company pursuant to an Approved Sale; (c) the consummation of an Initial Public Offering; or (d) the written approval of such termination by Stockholders constituting Majority Requisite Consent; provided, however, that (i) if the Agreement is terminated prior to the consummation of a Sale of the Company in which Stockholders exercise rights under Section 2.5 to compel an Approved Sale or an Initial Public Offering, the rights and obligations set forth in Article VII (other than Section 7.2(b)) shall continue without interruption until the earlier of the consummation of a Sale of the Company in which Stockholders exercise rights under Section 2.5 to compel an Approved Sale or an Initial Public Offering, and (ii) in the case of clause (c), all the provisions set forth in Article VI relating to registration rights (and all definitions and “Miscellaneous” provisions related thereto) shall continue without interruption until less than ten percent (10%) of the Stockholder Shares are Registrable Shares. Anything contained herein to the contrary notwithstanding, as to any particular Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Stockholder, except as otherwise expressly provided herein, as of the date such Stockholder has Transferred all of such Stockholder’s Stockholder Shares in accordance with the terms hereof.

ARTICLE XI

MISCELLANEOUS

11.1 Severability.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.2 Entire Agreement.

This Agreement and the other agreements referred to herein and to be executed and delivered in connection herewith embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, written or oral, which may relate to the subject matter hereof or thereof in any way. The Company and the Committee Holders specifically agree that notwithstanding any contrary provision in the Certificate they will not exercise any right under Article Fourth, Section 4 of the Certificate (or any other section of the Certificate that relates to the same subject matter thereof) to compel Stockholders to participate in any drag-along sale in a manner inconsistent with the provisions of Section 2.5 of this Agreement; provided, however, that nothing herein shall limit the rights of the Company or the Committee Members in Article Fourth, Section 4 of the Certificate against any Person not a party to this Agreement.

11.3 Independence of Agreements and Covenants

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default.

11.4 Successors and Assigns.

Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they own Stockholder Shares. No Stockholder may assign its rights hereunder in violation of this Agreement and any such attempted assignment shall be void ab initio.

11.5 Counterparts; Facsimile Signatures; Validity.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

11.6 Remedies.

(a) Each Stockholder shall have (i) all rights and remedies reserved for such Stockholder pursuant to this Agreement, (ii) all rights and remedies which such holder has been granted at any time under any other agreement or contract and (iii) all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b) It is acknowledged that it will be impossible to measure in money the damages that would be suffered by any party hereto if any other Person party hereto fails to comply with any of the obligations imposed on it upon them in this Agreement and that in the event of any such failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved party shall, therefore, be entitled to equitable relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

11.7 Notices.

All notices, amendments, waivers or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail with postage prepaid, return receipt requested, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company, to:

American, Media Inc.

1000 American Media Way

Boca Raton, FL 33464

Attention: Chief Financial Officer

Telephone: (561) 997-7733

Facsimile: (561) 272-8127

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention: Ira Dizengoff

Facsimile: (212) 872-1002

Telephone: (212) 872-1000

(b) if to any Stockholder to the most current address given by such Stockholder to the Company, or if no such address is provided to the Company, such notice to be delivered to the address set forth in the stock register of the Company.

Any such notice or communication shall be deemed to have been given and received (a) when delivered, if personally delivered; (b) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy); (c) on the next Business Day after dispatch, if sent by nationally recognized overnight courier guaranteeing next Business Day delivery; and (d) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

11.8 Governing Law; Jurisdiction.

EXCEPT AS SET FORTH BELOW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. WITH RESPECT TO ANY

LAWSUIT OR PROCEEDING ARISING OUT OF OR BROUGHT WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, EACH OF THE PARTIES HERETO IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK; (b) WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT; (c) WAIVES ANY CLAIM THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (d) FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

11.9 Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.10 Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

11.11 Third Party Reliance.

Anything contained herein to the contrary notwithstanding, the covenants of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Stockholders to enter into this Agreement (and the Company acknowledges that the Stockholders have expressly relied thereon) and (b) are solely for the benefit of the Stockholders.

Accordingly, no third party (including, without limitation, any holder of equity Securities who is not a Stockholder and any holder of any other Securities of the Company who is not a Stockholder) or anyone acting on behalf of any thereof other than the Stockholders, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise. None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Company or any of its Subsidiaries.

11.12 Termination of Prior Stockholders Agreement.

The Stockholders Agreement dated as of January 30, 2009 among the Company, the stockholders signatory thereto and the EMP Group Representative (the “Prior Agreement”) is hereby terminated and is of no further force and effect, and other than as set expressly forth in the Prior Agreement, no party thereto shall have any surviving obligations, rights, or duties thereunder.

*******

IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders’ Agreement as of the date first written above.

AMERICAN MEDIA, INC.

By:	/s/ Christopher V. Polimeni
Name:	Christopher V. Polimeni
Title:	Executive Vice President, Chief Financial Officer and Treasurer

AMI STOCKHOLDERS AGREEMENT SIGNATURE PAGE

Schedule I

Directors

Name of Director	Means of Designation
David J. Pecker	Management Director

Philip L. Maslowe	Designated by the Angelo Gordon Stockholders

Gavin Baiera	Designated by the Angelo Gordon Stockholders

Susan Tolson	Designated by the Capital Research Stockholders

Cathryn C. Cranston	Designated by the Capital Research Stockholders

Michael Elkins	Designated by the Avenue Stockholders

Daniel Flores	Designated by the Avenue Stockholders

David Licht	Designated by the Avenue Stockholders

Lawrence S. Kramer	Designated by the Avenue Stockholders with consent of Angelo Gordon Stockholders and Capital Research Stockholders

Schedule I

Exhibit A

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders’ Agreement dated as of                     , 2010 (as amended, modified, restated or supplemented from time to time, the “Stockholders’ Agreement”), among American Media, Inc., a Delaware corporation (the “Company”), and its stockholders named therein.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned acknowledges and agrees that the undersigned shall be a “Stockholder”, as such term is defined in the Stockholders’ Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of                                         .

Signature of Stockholder

Print Name of Stockholder

Address

Facsimile

Telephone

Exhibit A-1